NEWS RELEASE

For Immediate Release
January 21, 2026

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Record Annual Earnings

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.7 billion bank holding company headquartered in Charleston, West Virginia, today announced record net income of $130.5 million and record diluted earnings of $8.93 per share for the year ended December 31, 2025. For the year ended December 31, 2025, the Company achieved a return on assets of 1.97% and a return on tangible equity of 21.2%.

“City’s financial performance in 2025 speaks for itself, but undergirding that financial performance, and less well known outside of City’s branch footprint, is a long track record of documented levels of exceptional customer service; community engagement; and strong employee morale,” said City’s President and CEO Charles Hageboeck. “Fifty years ago, there were over 14,000 banks. Today there are less than 4,000. Historically, community banks focused on customers, communities, and employees. Today, there are more large banks, and their primary focus seems to be getting bigger rather than getting better. Our view at City is that focusing on growth for the sake of growth is a recipe for bureaucracy and mediocrity. City’s profitability is among the best in the nation, and our stock price relative to book value is one of the highest in the nation. I believe that this is specifically because our focus is on growing our customer base, engaging within our communities, and striving to be a good employer. That is what I think any good community bank should be doing and is our current focus and strategy.”

Net Interest Income

The Company’s net interest income increased from $220.2 million for the year ended December 31, 2024 to $236.4 million for the year ended December 31, 2025. The Company’s tax equivalent net interest income increased $16.1 million, or 7.3%, from $221.1 million for the year ended December 31, 2024 to $237.2 million for the year ended December 31, 2025. Due to an increase in average loan balances ($220.9 million) net interest income increased by $12.8 million. Additionally, net interest income increased by $7.5 million due to a decrease in the cost of interest bearing liabilities of 12 basis points, by $3.5 million due to an increase in the average balance of investments ($75.7 million), and by $2.1 million due to an increase in the yield on investment securities of 17 basis points.

These increases were partially offset by an increase in the average balances of interest bearing liabilities ($184.3 million) which decreased net interest income by $6.1 million. Decreases in the yield on deposits in depository institutions (87 basis points) and loans (1 basis point) also decreased net interest income by

$1.1 million and $0.8 million, respectively. The Company’s reported net interest margin increased from 3.86% for the year ended December 31, 2024 to 3.94% for the year ended December 31, 2025.

For the quarter, the Company’s net interest income decreased approximately $0.6 million, or 0.9%, from $61.1 million during the third quarter of 2025 to $60.6 million during the fourth quarter of 2025. The Company’s tax equivalent net interest income decreased $0.5 million, or 0.8%, from $61.3 million for the third quarter of 2025 to $60.8 million for the fourth quarter of 2025. This decrease was primarily due to a decrease in the yield on loans (11 basis points) which decreased net interest income by $1.1 million. In addition, net interest income decreased $0.7 million due to a decrease in the yield on investments (22 basis points) and by $0.5 million due to an increase in the average balances of interest bearing liabilities ($65.9 million). The decline in net interest income due to the decrease in the yield on investments was primarily attributable to the maturities of $150 million of swap agreements in October 2025 ($50 million) and November 2025 ($100 million). We anticipate that this decline in investment income will be essentially offset in the first quarter of 2026 by loan growth that the Company experienced late in the quarter ended December 31, 2025.

These quarterly decreases were partially offset by an increase in average loans outstanding ($57.3 million), an increase in the average balances of deposits in depository institutions ($63.3 million), and a decrease in the cost of interest bearing liabilities (4 basis points), which increased net interest income by $0.8 million, $0.7 million, and $0.6 million, respectively. The Company’s reported net interest margin decreased from 4.04% for the third quarter of 2025 to 3.94% for the fourth quarter of 2025.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased from 0.35%, or $15.0 million, at December 31, 2024 to 0.32%, or $14.4 million, at December 31, 2025. Total past due loans decreased from $8.8 million, or 0.21% of total loans outstanding, at December 31, 2024 to $8.5 million, or 0.19% of total loans outstanding, at December 31, 2025.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Credit Losses ("ACL"), the Company recorded a provision for credit losses of $1.1 million for the fourth quarter of 2025 and a recovery of credit losses of $1.4 million for the year ended December 31, 2025, compared to a $0.3 million provision for credit losses for the fourth quarter and a provision for credit losses of $1.8 million for the year ended December 31, 2024. The recovery of credit losses recognized during 2025 related primarily to the upgrade of a specific credit that was downgraded in the third quarter of 2023 but has since seen improved financial performance. This upgrade released $1.4 million of ACL reserves.

Non-interest Income

Non-interest income was $77.8 million for the year ended December 31, 2025, as compared to $73.3 million for the year ended December 31, 2024. In 2025, the Company reported $0.2 million of realized security gains and $0.6 million of unrealized security losses on the Company’s equity securities as compared to $2.8 million realized security losses and $0.2 million of unrealized security gains on the Company’s equity securities in 2024.

Exclusive of these realized and unrealized gains and losses, non-interest income increased $2.2 million, or 2.9%, from $76.0 million for 2024 to $78.2 million for 2025. This increase was largely attributable to an increase of $1.1 million, or 9.7%, in wealth and investment management fee income and an increase of $0.8 million, or 2.6%, from service charges. Additionally, other income increased $0.3 million, or 9.8%, from the year ended December 31, 2024.

During the quarter ended December 31, 2025, non-interest income was $19.6 million, as compared to $16.1 million during the quarter ended December 31, 2024. During the fourth quarter of 2025, the Company reported $0.4 million of unrealized fair value losses on the Company’s equity securities, as compared to $2.8 million of realized security losses and $0.4 million of unrealized fair value losses on the Company’s equity securities during the fourth quarter of 2024.

Exclusive of these realized and unrealized gains and losses, non-interest income increased from $19.3 million for the fourth quarter of 2024 to $20.1 million for the fourth quarter of 2025. This increase was primarily attributable to increased wealth and investment management fee income of $0.4 million, or 13.7%, and higher bankcard revenue of $0.2 million, or 2.6%.

Non-interest Expenses

Non-interest expenses increased $6.9 million, or 4.7%, from $147.2 million for 2024 to $154.1 million for 2025. This increase was primarily due to an increase in salaries and employee benefit expenses ($2.8 million due to salary adjustments and increased health insurance costs); other tax-related matters ($1.3 million); and equipment and software related expense ($1.3 million). In addition, other expenses increased $1.0 million and bankcard expense increased $0.5 million. These expenses were partially offset by lower advertising expenses of $0.7 million.

In the fourth quarter of 2025, non-interest expenses increased $2.6 million (7.1%) from $36.9 million in the fourth quarter of 2024 to $39.5 million. This increase was largely due to increases in other expenses of $1.1 million and salaries and employee benefits of $0.7 million. In addition, bankcard expenses increased $0.5 million and other tax-related matters increased $0.4 million. These increases were partially offset by decreased advertising expenses of $0.3 million.

Balance Sheet Trends

Loans increased $232.2 million (5.4%) from December 31, 2024 to $4.51 billion at December 31, 2025. Commercial real estate loans increased $98.6 million (5.6%); residential real estate loans increased $86.5 million (4.7%); commercial and industrial loans increased $34.1 million (8.1%); and home equity loans increased $25.5 million (12.8%). These increases were partially offset by a decrease in consumer loans ($10.5 million).

Period-end deposit balances increased $156.8 million, or 3.0%, from December 31, 2024, to December 31, 2025. Average depository balances for the year ended December 31, 2025 increased $192.8 million from the year ended December 31, 2024 to $5.23 billion. Average time deposits increased $137.3 million; average noninterest bearing demand deposits increased $30.4 million; average interest bearing demand deposits increased $15.2 million; and average savings deposits increased $9.8 million.

Income Tax Expense

The Company’s effective income tax rates for the quarter and year ended December 31, 2025 were 20.2% and 19.2%, respectively, compared to 16.9% and 19.0% for the comparable periods in 2024.

Capitalization and Liquidity

The Company’s gross loan to deposit ratio was 85.0% and its gross loan to asset ratio was 67.0% at December 31, 2025. The Company maintained investment securities totaling 22.8% of assets as of the same date. The Company’s deposit mix is weighted toward checking and saving accounts that fund 59.5% of total assets at December 31, 2025. Time deposits fund 19.4% of total assets at December 31, 2025, with only 15.0% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Bank and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. These borrowing facilities are collateralized by various loans held on City National’s balance sheet. As of December 31, 2025, City National had the capacity to borrow an additional $1.7 billion from these existing borrowing facilities. In addition, approximately $817 million of City National’s investment securities were pledged to collateralize customer repurchase agreements and various deposit accounts, leaving approximately $716 million of City National’s investment securities unpledged at December 31, 2025.

The Company continues to be strongly capitalized with tangible equity of $652 million at December 31, 2025. The Company’s tangible equity ratio increased from 9.1% at December 31, 2024 to 9.9% at December 31, 2025. This increase was attributable to the Company’s net income for 2025 less share repurchases and dividends.

At December 31, 2025, City National’s Leverage Ratio was 8.7%, its Common Equity Tier I ratio was 13.4%, its Tier I Capital ratio was 13.4%, and its Total Risk-Based Capital ratio was 13.9%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On November 18, 2025, the Company’s Board of Directors approved a quarterly cash dividend of $0.87 cents per share payable January 30, 2026, to shareholders of record as of January 15, 2026. During the year ended December 31, 2025, the Company repurchased 397,000 common shares at a weighted average price of $115.24 per share as part of a one million share repurchase plan authorized by the Board of Directors in January 2024. As of December 31, 2025, the Company could repurchase an additional approximately 424,000 shares under the current plan. City Holding Company had a cash balance of $149 million at December 31, 2025. The parent company’s annual expenditures are approximately $50 million (based on the Company’s operating expenses, contractual obligations and current quarterly dividend ($0.87 per share)).

City National operates 96 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries, including changes in deposit insurance premiums; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its December 31, 2025 Form 10-K. The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2025 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2025	2025	2025	2025	2024	2025	2024

Earnings
Net Interest Income (fully taxable equivalent)	$60,825	$61,294	$59,116	$56,007	$55,790	$237,242	$221,108
Net Income available to common shareholders	31,568	35,188	33,387	30,342	28,654	130,485	117,101

Per Share Data
Earnings per share available to common shareholders:
Basic	$2.18	$2.41	$2.29	$2.06	$1.94	$8.94	$7.91
Diluted	2.18	2.41	2.29	2.06	1.94	8.93	7.89
Weighted average number of shares (in thousands):
Basic	14,359	14,457	14,466	14,616	14,634	14,474	14,676
Diluted	14,366	14,463	14,471	14,631	14,655	14,482	14,697
Period-end number of shares (in thousands)	14,354	14,495	14,495	14,650	14,705	14,354	14,705
Cash dividends declared	$0.87	$0.87	$0.79	$0.79	$0.79	$3.32	$3.01
Book value per share (period-end)	56.41	55.12	52.72	51.63	49.69	56.41	49.69
Tangible book value per share (period-end)	45.41	44.19	41.76	40.74	38.80	45.41	38.80
Market data:
High closing price	$126.71	$133.58	$123.42	$120.39	$134.35	$133.58	$134.35
Low closing price	117.04	118.89	108.93	114.48	113.37	108.93	98.35
Period-end closing price	119.20	123.87	122.42	117.47	118.48	119.20	118.48

Average daily volume (in thousands)	90	112	76	63	53	85	57
Treasury share activity:
Treasury shares repurchased (in thousands)	141	—	175	81	—	397	179
Average treasury share repurchase price	$119.12	$—	$111.09	$117.42	$—	$115.24	$100.24

Key Ratios (percent)
Return on average assets	1.86%	2.11%	2.03%	1.89%	1.75%	1.97%	1.85%
Return on average tangible equity	19.2%	22.5%	22.7%	20.7%	19.4%	21.2%	21.2%
Yield on interest earning assets	5.29%	5.43%	5.38%	5.32%	5.31%	5.35%	5.36%
Cost of interest bearing liabilities	1.87%	1.91%	1.95%	2.02%	2.14%	1.94%	2.06%
Net Interest Margin	3.94%	4.04%	3.95%	3.84%	3.75%	3.94%	3.86%
Non-interest income as a percent of total revenue	24.9%	24.7%	24.7%	25.1%	25.8%	24.7%	25.7%
Efficiency Ratio	48.2%	46.0%	49.0%	49.6%	48.4%	48.2%	48.8%
Price/Earnings Ratio (a)	13.68	12.84	13.38	14.26	15.27	13.34	14.99

Capital (period-end)
Average Shareholders' Equity to Average Assets	12.04%	11.81%	11.37%	11.56%	11.46%
Tangible equity to tangible assets	9.93%	9.84%	9.40%	9.23%	9.06%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.94%	17.19%	16.78%	16.84%	16.51%
Tier I	16.94%	17.19%	16.78%	16.84%	16.51%
Total	17.40%	17.66%	17.26%	17.36%	17.02%
Leverage	10.96%	11.06%	10.70%	10.76%	10.62%
City National Bank risk based capital ratios (b):
CET I	13.42%	15.83%	15.10%	14.38%	13.55%
Tier I	13.42%	15.83%	15.10%	14.38%	13.55%
Total	13.88%	16.30%	15.58%	14.90%	14.05%
Leverage	8.68%	10.18%	9.63%	9.19%	8.72%

Other (period-end)
Branches	96	96	96	97	97
FTE	934	934	934	942	941

Assets per FTE (in thousands)	$7,201	$7,138	$7,064	$7,028	$6,864
Deposits per FTE (in thousands)	5,679	5,629	5,619	5,580	5,467

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) December 31, 2025 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2025	2025	2025	2025	2024	2025	2024
Interest Income
Interest and fees on loans	$64,376	$64,606	$62,588	$60,917	$61,701	$252,487	$241,521
Interest on investment securities:
Taxable	14,657	15,947	15,347	13,945	13,742	59,896	54,132
Tax-exempt	1,014	708	712	724	789	3,158	3,281
Interest on deposits in depository institutions	1,400	829	1,644	1,802	2,588	5,675	7,495
Total Interest Income	81,447	82,090	80,291	77,388	78,820	321,216	306,429

Interest Expense
Interest on deposits	15,811	16,201	16,492	16,852	17,463	65,356	64,529
Interest on customer repurchase agreements	3,493	3,196	3,307	3,169	4,191	13,165	15,500
Interest on FHLB long-term advances	1,586	1,586	1,568	1,552	1,586	6,292	6,163
Total Interest Expense	20,890	20,983	21,367	21,573	23,240	84,813	86,192
Net Interest Income	60,557	61,107	58,924	55,815	55,580	236,403	220,237
Provision for (Recovery of) credit losses	1,100	(500)	(2,000)	—	300	(1,400)	1,820
Net Interest Income After Provision for (Recovery of) Credit Losses	59,457	61,607	60,924	55,815	55,280	237,803	218,417

Non-Interest Income
Net gains (losses) on sale of investment securities	—	37	150	—	(2,812)	187	(2,825)
Unrealized (losses) gains recognized on securities still held	(416)	96	(263)	(5)	(390)	(588)	175
Service charges	7,713	7,852	7,264	7,151	7,679	29,980	29,225
Bankcard revenue	7,291	7,324	7,233	6,807	7,109	28,655	28,500
Wealth and investment management fee income	3,352	3,075	3,016	2,902	2,947	12,345	11,255
Bank owned life insurance	864	919	942	1,153	855	3,878	3,992
Other income	834	851	894	729	739	3,308	3,012
Total Non-Interest Income	19,638	20,154	19,236	18,737	16,127	77,765	73,334

Non-Interest Expense
Salaries and employee benefits	20,198	19,779	19,995	19,194	19,489	79,166	76,363
Occupancy related expense	2,316	2,340	2,316	2,582	2,214	9,554	9,217
Equipment and software related expense	3,812	3,618	3,554	3,470	3,683	14,454	13,173
Bankcard expenses	2,376	2,191	2,203	2,215	1,909	8,985	8,509
Other tax-related matters	2,312	2,104	2,327	2,262	1,873	9,005	7,677
Advertising	577	668	964	873	901	3,082	3,821
FDIC insurance expense	756	761	756	776	729	3,049	2,892
Legal and professional fees	552	549	651	582	629	2,334	2,162

Repossessed asset losses (gains), net of expenses	(6)	37	292	(66)	(10)	257	246
Other expenses	6,661	5,868	5,941	5,747	5,508	24,217	23,175
Total Non-Interest Expense	39,554	37,915	38,999	37,635	36,925	154,103	147,235
Income Before Income Taxes	39,541	43,846	41,161	36,917	34,482	161,465	144,516
Income tax expense	7,973	8,658	7,774	6,575	5,828	30,980	27,415
Net Income Available to Common Shareholders	$31,568	$35,188	$33,387	$30,342	$28,654	$130,485	$117,101

Distributed earnings allocated to common shareholders	$12,372	$12,495	$11,346	$11,483	$11,511	$47,211	$43,857
Undistributed earnings allocated to common shareholders	18,903	22,370	21,735	18,624	16,881	82,117	72,175
Net earnings allocated to common shareholders	$31,275	$34,865	$33,081	$30,107	$28,392	$129,328	$116,032

Average common shares outstanding	14,359	14,457	14,466	14,616	14,634	14,474	14,676
Shares for diluted earnings per share	14,366	14,463	14,471	14,631	14,655	14,482	14,697

Basic earnings per common share	$2.18	$2.41	$2.29	$2.06	$1.94	$8.94	$7.91
Diluted earnings per common share	$2.18	$2.41	$2.29	$2.06	$1.94	$8.93	$7.89

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

		(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Assets
Cash and due from banks	$152,111	$129,665	$145,876	$135,029	$117,580
Interest-bearing deposits in depository institutions	39,808	95,929	26,248	249,676	107,809
Cash and cash equivalents	191,919	225,594	172,124	384,705	225,389

Investment securities available-for-sale, at fair value	1,503,358	1,510,772	1,562,423	1,416,808	1,421,306
Other securities	29,474	29,878	29,768	29,809	29,803
Total investment securities	1,532,832	1,540,650	1,592,191	1,446,617	1,451,109

Gross loans	4,507,005	4,412,775	4,339,196	4,285,824	4,274,776
Allowance for credit losses	(19,862)	(19,658)	(19,724)	(21,669)	(21,922)
Net loans	4,487,143	4,393,117	4,319,472	4,264,155	4,252,854

Bank owned life insurance	124,370	123,506	122,587	121,738	120,887
Premises and equipment, net	69,133	69,539	69,038	69,696	70,539
Accrued interest receivable	20,718	21,890	21,654	21,603	20,650
Net deferred tax assets	30,005	32,159	33,994	35,184	41,704
Intangible assets	157,871	158,414	158,957	159,501	160,044
Other assets	108,027	102,763	108,120	119,757	116,283
Total Assets	$6,722,018	$6,667,632	$6,598,137	$6,622,956	$6,459,459

Liabilities
Deposits:
Noninterest-bearing	$1,413,621	$1,377,313	$1,383,247	$1,365,870	$1,344,449
Interest-bearing:
Demand deposits	1,339,435	1,338,872	1,333,858	1,355,806	1,335,220
Savings deposits	1,244,571	1,238,832	1,244,179	1,260,903	1,215,358
Time deposits	1,303,361	1,302,575	1,287,536	1,275,890	1,249,123
Total deposits	5,300,988	5,257,592	5,248,820	5,258,469	5,144,150

Customer repurchase agreements	367,674	369,012	339,834	347,729	325,655
FHLB long-term advances	150,000	150,000	150,000	150,000	150,000
Other liabilities	93,676	92,085	95,268	110,422	108,990
Total Liabilities	$5,912,338	$5,868,689	$5,833,922	$5,866,620	$5,728,795

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	174,598	173,733	172,853	174,300	176,506
Retained earnings	935,046	915,971	893,422	871,406	852,757
Treasury stock	(270,967)	(254,153)	(254,181)	(237,038)	(230,499)
Accumulated other comprehensive loss:
Unrealized loss on securities available-for-sale	(75,741)	(82,785)	(94,056)	(98,509)	(114,277)
Underfunded pension liability	(875)	(1,442)	(1,442)	(1,442)	(1,442)
Total Accumulated Other Comprehensive Loss	(76,616)	(84,227)	(95,498)	(99,951)	(115,719)
Total Stockholders' Equity	809,680	798,943	764,215	756,336	730,664
Total Liabilities and Stockholders' Equity	$6,722,018	$6,667,632	$6,598,137	$6,622,956	$6,459,459

Regulatory Capital
Total CET 1 capital	$730,453	$726,739	$702,729	$698,721	$688,707
Total tier 1 capital	730,453	726,739	702,729	698,721	688,707
Total risk-based capital	750,319	746,422	722,477	720,400	709,820
Total risk-weighted assets	4,312,112	4,226,712	4,186,844	4,150,062	4,171,271

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024

Commercial and industrial	$453,975	$426,654	$409,317	$423,265	$419,838

1-4 Family	210,232	204,280	199,400	195,641	197,258
Hotels	398,608	397,338	380,496	372,758	389,660
Multi-family	237,424	233,678	221,970	215,546	240,943
Non Residential Non-Owner Occupied	767,580	728,625	740,104	742,323	707,265
Non Residential Owner Occupied	253,398	239,058	236,935	232,732	233,497
Commercial real estate (1)	1,867,242	1,802,979	1,778,905	1,759,000	1,768,623

Residential real estate (2)	1,910,060	1,909,791	1,884,449	1,841,851	1,823,610
Home equity	224,701	218,750	207,906	203,253	199,192
Consumer	47,353	50,056	52,795	54,670	57,816
DDA overdrafts	3,674	4,545	5,824	3,785	5,697
Gross Loans	$4,507,005	$4,412,775	$4,339,196	$4,285,824	$4,274,776

Construction loans included in:
(1) - Commercial real estate loans	$35,781	$31,892	$28,781	$25,683	$24,681
(2) - Residential real estate loans	9,907	6,785	6,416	5,276	7,547

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2025	2025	2025	2025	2024	2025	2024
Allowance for Loan Losses
Balance at beginning of period	$19,658	$19,724	$21,669	$21,922	$21,832	$21,922	$22,745

Charge-offs:
Commercial and industrial	—	(7)	—	(30)	(99)	(37)	(672)
Commercial real estate	(27)	(2)	—	(220)	—	(249)	(1,980)
Residential real estate	(181)	(160)	(49)	—	(75)	(390)	(423)
Home equity	(102)	(55)	(97)	(1)	(23)	(255)	(228)
Consumer	(36)	(9)	(36)	(129)	(23)	(210)	(182)
DDA overdrafts	(387)	(399)	(327)	(379)	(405)	(1,492)	(1,570)
Total charge-offs	(733)	(632)	(509)	(759)	(625)	(2,633)	(5,055)

Recoveries:
Commercial and industrial	(347)	400	15	37	1	105	88
Commercial real estate	(144)	202	51	30	12	139	381
Residential real estate	(29)	35	49	1	3	56	258
Home equity	17	64	96	4	17	181	77
Consumer	4	16	25	9	15	54	162
DDA overdrafts	336	349	328	425	367	1,438	1,446
Total recoveries	(163)	1,066	564	506	415	1,973	2,412

Net (charge-offs) recoveries	(896)	434	55	(253)	(210)	(660)	(2,643)
Provision for (Recovery of) credit losses	1,100	(500)	(2,000)	—	300	(1,400)	1,820
Balance at end of period	$19,862	$19,658	$19,724	$21,669	$21,922	$19,862	$21,922

Loans outstanding	$4,507,005	$4,412,775	$4,339,196	$4,285,824	$4,274,776
Allowance as a percent of loans outstanding	0.44%	0.45%	0.45%	0.51%	0.51%
Allowance as a percent of non-performing loans	142.7%	142.5%	140.3%	135.5%	154.3%

Average loans outstanding	$4,435,631	$4,378,342	$4,310,222	$4,292,794	$4,215,962	$4,354,704	$4,133,843
Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.08%	(0.04)%	(0.01)%	0.02%	0.02%	0.02%	0.06%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Nonaccrual Loans
Residential real estate	$4,497	$2,624	$3,602	$3,226	$2,823
Home equity	308	498	283	269	212
Commercial and industrial	557	555	600	2,781	3,161
Commercial real estate	8,448	9,169	9,515	9,692	7,833
Consumer	—	—	—	—	—
Total nonaccrual loans	13,810	12,846	14,000	15,968	14,029
Accruing loans past due 90 days or more	109	946	63	26	182
Total non-performing loans	13,919	13,792	14,063	15,994	14,211
Other real estate owned	482	485	185	457	754
Total Non-Performing Assets	$14,401	$14,277	$14,248	$16,451	$14,965

Non-performing assets as a percent of loans and other real estate owned	0.32%	0.32%	0.33%	0.38%	0.35%

Past Due Loans
Residential real estate	$6,461	$5,635	$6,497	$5,936	$7,012
Home equity	772	651	788	892	902
Commercial and industrial	279	140	—	4	—
Commercial real estate	291	1,314	202	476	240
Consumer	308	221	163	9	273
DDA overdrafts	436	328	336	214	391
Total Past Due Loans	$8,547	$8,289	$7,986	$7,531	$8,818

Total past due loans as a percent of loans outstanding	0.19%	0.19%	0.18%	0.18%	0.21%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$2,131,861	$28,476	5.30%	$2,106,823	$28,235	5.32%	$2,010,476	$25,835	5.11%
Commercial, financial, and agriculture (2)	2,250,036	35,022	6.18%	2,215,319	35,443	6.35%	2,141,481	34,859	6.48%
Installment loans to individuals (2), (3)	53,734	878	6.48%	56,200	928	6.55%	64,005	1,007	6.26%
Total loans	4,435,631	64,376	5.76%	4,378,342	64,606	5.85%	4,215,962	61,701	5.82%
Securities:
Taxable	1,396,313	14,656	4.16%	1,435,540	15,947	4.41%	1,334,368	13,742	4.10%
Tax-exempt (4)	157,476	1,283	3.23%	127,878	895	2.78%	154,097	999	2.58%
Total securities	1,553,789	15,939	4.07%	1,563,418	16,842	4.27%	1,488,465	14,741	3.94%
Deposits in depository institutions	138,253	1,400	4.02%	74,918	829	4.39%	217,056	2,588	4.74%
Total interest-earning assets	6,127,673	81,715	5.29%	6,016,678	82,277	5.43%	5,921,483	79,030	5.31%
Cash and due from banks	101,928			96,097			105,485
Premises and equipment, net	69,445			69,355			70,759
Goodwill and intangible assets	158,080			158,619			160,413
Other assets	280,293			282,993			282,298
Less: Allowance for loan losses	(19,497)			(20,109)			(22,178)
Total Assets	$6,717,922			$6,603,633			$6,518,260

Liabilities:
Interest-bearing demand deposits	$1,346,533	$3,217	0.95%	$1,329,234	$3,378	1.01%	$1,367,370	$3,951	1.15%
Savings deposits	1,239,715	2,370	0.76%	1,241,494	2,348	0.75%	1,204,625	2,212	0.73%
Time deposits (2)	1,303,470	10,224	3.11%	1,295,424	10,475	3.21%	1,225,654	11,300	3.67%
Customer repurchase agreements	386,270	3,493	3.59%	343,903	3,196	3.69%	375,304	4,191	4.44%
FHLB long-term advances	150,000	1,586	4.19%	150,000	1,586	4.19%	150,000	1,586	4.21%
Total interest-bearing liabilities	4,425,988	20,890	1.87%	4,360,055	20,983	1.91%	4,322,953	23,240	2.14%
Noninterest-bearing demand deposits	1,393,103			1,374,486			1,347,457
Other liabilities	89,884			89,456			100,707
Stockholders' equity	808,947			779,636			747,143
Total Liabilities and Stockholders' Equity	$6,717,922			$6,603,633			$6,518,260
Net Interest Income		$60,825			$61,294			$55,790
Net Yield on Earning Assets			3.94%			4.04%			3.75%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:
Loan fees, net		$111			$39			$175

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$107	$166	$57
Commercial, financial, and agriculture	476	535	$802
Installment loans to individuals	4	2	$4
Time deposits	2	3	$12
Total	$589	$706	$875

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended
	December 31, 2025			December 31, 2024
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$2,086,207	$109,849	5.27%	$1,978,804	$100,401	5.07%
Commercial, financial, and agriculture (2)	2,210,665	138,980	6.29%	2,088,474	137,071	6.56%
Installment loans to individuals (2), (3)	57,832	3,658	6.33%	66,565	4,048	6.08%
Total loans	4,354,704	252,487	5.80%	4,133,843	241,520	5.84%
Securities:
Taxable	1,392,157	59,896	4.30%	1,295,289	54,132	4.18%
Tax-exempt (4)	137,059	3,997	2.92%	158,257	4,153	2.62%
Total securities	1,529,216	63,893	4.18%	1,453,546	58,285	4.01%
Deposits in depository institutions	131,001	5,675	4.33%	144,134	7,495	5.20%
Total interest-earning assets	6,014,921	322,055	5.35%	5,731,523	307,300	5.36%
Cash and due from banks	97,771			104,575
Premises and equipment, net	69,651			71,298
Goodwill and intangible assets	158,889			161,318
Other assets	288,361			299,378
Less: Allowance for loan losses	(20,994)			(22,804)
Total Assets	$6,608,599			$6,345,288

Liabilities:
Interest-bearing demand deposits	$1,338,751	$13,224	0.99%	$1,323,507	$15,335	1.16%
Savings deposits	1,241,530	9,291	0.75%	1,231,698	8,917	0.72%
Time deposits (2)	1,287,094	42,841	3.33%	1,149,773	40,277	3.50%
Customer repurchase agreements	355,952	13,165	3.70%	337,368	15,500	4.59%
FHLB long-term advances	150,000	6,292	4.19%	146,721	6,163	4.20%
Total interest-bearing liabilities	4,373,327	84,813	1.94%	4,189,067	86,192	2.06%
Noninterest-bearing demand deposits	1,367,035			1,336,625
Other liabilities	95,225			107,061
Stockholders' equity	773,012			712,535
Total Liabilities and Stockholders' Equity	$6,608,599			$6,345,288
Net Interest Income		$237,242			$221,108
Net Yield on Earning Assets			3.94%			3.86%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$357			$494

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$352	$202
Commercial, financial, and agriculture	2,217	3,301
Installment loans to individuals	10	21
Time deposits	15	110
	$2,594	$3,634

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2025	2025	2025	2025	2024	2025	2024
Net Interest Income/Margin
Net interest income ("GAAP")	$60,557	$61,107	$58,924	$55,815	$55,580	$236,403	$220,237
Taxable equivalent adjustment	268	187	192	192	210	839	871
Net interest income, fully taxable equivalent	$60,825	$61,294	$59,116	$56,007	$55,790	$237,242	$221,108

Tangible Equity Ratio (period-end)
Equity to assets ("GAAP")	12.04%	11.98%	11.58%	11.41%	11.31%
Effect of goodwill and other intangibles, net	(2.11)	(2.14)	(2.18)	(2.18)	(2.25)
Tangible common equity to tangible assets	9.93%	9.84%	9.4%	9.23%	9.06%

Commercial Loan Information (period-end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$48,905	1.09%	2.86	NA
Natural Gas Distribution	20,589	0.46	2.55	NA
Masonry Contractors	24,220	0.54	1.01	100%
Sheet Metal Work Manufacturing	25,453	0.57	1.40	68%
Beer & Ale Merchant Wholesalers	24,324	0.54	1.53	NA
Gasoline Stations with Convenience Stores	48,613	1.08	5.07	65%
Lessors of Residential Buildings & Dwellings	505,385	11.24	1.64	67%
1-4 Family	192,476	4.28	2.96	71%
Multi-Family	211,742	4.71	1.80	68%
Lessors of Nonresidential Buildings	634,739	14.12	1.42	65%
Office Buildings	165,866	3.69	1.65	62%
Lessors of Mini-Warehouses & Self-Storage Units	54,837	1.22	1.23	60%
Assisted Living Facilities	25,444	0.57	1.46	52%
Hotels & Motels	399,051	8.88	1.77	67%

	Average Balance	Median Balance
Commercial Loans	$505	$103
Commercial Real Estate Loans	572	131

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Estimated Uninsured Deposits by Deposit Type
	December 31, 2025	September 30, 2025
Noninterest-Bearing Demand Deposits	16%	17%

Interest-Bearing Deposits
Demand Deposits	14%	15%
Savings Deposits	13%	13%
Time Deposits	17%	17%
Total Deposits	15%	15%

The amounts listed above represent management's best estimate as of the respective period shown of uninsured deposits (either with balances above $250,000 or not collateralized by investment securities).

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2025	31,427	3,548	1.4%
2024	32,238	4,497	1.8%
2023*	31,745	4,768	1.9%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%
2018*	30,400	4,310	2.2%

* - amounts exclude accounts added in connection with the acquisitions of Poage Bankshares, Inc. (2018), Farmers Deposit Bancorp, Inc.(2018) and Citizens Commerce Bancshares, Inc. (2023).